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                                                                    Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated April 10, 2003, which includes an explanatory paragraph for a going concern matter, accompanying the consolidated financial statements and schedule of Digital Lightwave, Inc. that are included in the Company's Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Digital Lightwave, Inc., on Form S-8 (File No. 333-99683, effective September 17, 2002).


/s/ GRANT THORNTON LLP

Tampa, Florida
April 10, 2003